As filed with the Securities and Exchange Commission on December 20, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3475813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rocket Pharmaceuticals, Inc.
9 Cedarbrook Drive
Cranbury, NJ 08512
(Address of principal executive offices, including zip code)
(646) 440-9100
(Registrant’s telephone number, including area code)

Second Amended and Restated Rocket Pharmaceuticals, Inc. 2014 Stock Option and Incentive Plan
(Full title of the plans)

Gaurav Shah, MD
President and Chief Executive Officer
Rocket Pharmaceuticals, Inc.
9 Cedarbrook Drive
Cranbury, NJ 08512
(Name and address, including zip code, of agent for service)
(646) 440-9100
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Sarah Ashfaq, Esq. William D. Collins, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800	Martin Wilson, Esq. General Counsel & Chief Compliance Officers, SVP Rocket Pharmaceuticals, Inc. 9 Cedarbrook Drive Cranbury, NJ 08512 (646) 440-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 5,020,091 additional shares of Common Stock under the Second Amended and Restated Rocket Pharmaceuticals, Inc. 2014 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2020, by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or (ii) such number of shares of Common Stock as determined by the compensation committee of the Company’s board of directors. Accordingly, on January 1, 2021, and January 1, 2022, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 2,439,855 and 2,580,236, respectively. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statements filed on Form S-8 filed with the Securities and Exchange Commission on March 6, 2020 (File No. 333-236946), March 7, 2018 (Registration No. 333-223488), March 23, 2017 (Registration No. 333-216892), June 29, 2016 (Registration No. 333-212308) and May 28, 2015 (Registration No. 333-204501), are effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration Nos. 333-236946, 333- 223488, 333-216892, 333-212308 and 333-204501) are hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.	Exhibits.

Exhibit No.	Description
5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of EisnerAmper LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page).

99.1
Second Amended and Restated 2014 Stock Option and Incentive Plan (Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36829) filed with the Securities and Exchange Commission on April 20, 2018).

99.2
Form of Incentive Stock Option Agreement (Employees) (Incorporated by reference to Exhibit 10.3# to the Registrant’s Annual Report on Form 10-K (File No. 001-36829) filed with the Securities and Exchange Commission on March 8, 2019).

99.3
Form of Non-Qualified Stock Option Agreement (Employees) (Incorporated by reference to Exhibit 10.4# to the Registrant’s Annual Report on Form 10-K (File No. 001-36829) filed with the Securities and Exchange Commission on March 8, 2019).

99.4
Form of Non-Qualified Stock Option Agreement (Non-Employee Directors) (Incorporated by reference to Exhibit 10.5# to the Registrant’s Annual Report on Form 10-K (File No. 001-36829) filed with the Securities and Exchange Commission on March 8, 2019).

99.5
Form of Non-Qualified Stock Option Agreement (Consultants) (Incorporated by reference to Exhibit 10.6# to the Registrant’s Annual Report on Form 10-K (File No. 001-36829) filed with the Securities and Exchange Commission on March 8, 2019).

99.6
Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.6.1# to the Registrant’s Annual Report on Form 10-K (File No. 001-36829) filed with the Securities and Exchange Commission on March 6, 2020).

99.7
Amended and Restated 2014 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K (File No. 001-36829) filed with the Securities and Exchange Commission on March 7, 2018).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, State of New Jersey, on December 20, 2022.

ROCKET PHARMACEUTICALS, INC.

/s/ Gaurav Shah, MD
Gaurav Shah, MD
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gaurav Shah, MD and Martin Wilson, JD, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date

/s/ Gaurav Shah	Chief Executive Officer and Director	December 20, 2022
Gaurav Shah, M.D.	(Principal Executive Officer)

/s/ John C. Militello	VP of Finance, Senior Controller and Treasurer	December 20, 2022
John C. Militello	(Interim Principal Financial Officer and Principal Accounting Officer)

/s/ Elisabeth Björk	Director	December 20, 2022
Elisabeth Björk, M.D., Ph.D.

/s/ Roderick Wong	Director	December 20, 2022
Roderick Wong, M.D.

/s/ Naveen Yalamanchi	Director	December 20, 2022
Naveen Yalamanchi, M.D.

/s/ Carsten Boess	Director	December 20, 2022
Carsten Boess

/s/ David P. Southwell	Director	December 20, 2022
David P. Southwell

/s/ Pedro Granadillo	Director	December 20, 2022
Pedro Granadillo

/s/ Gotham Makker	Director	December 20, 2022
Gotham Makker, M.D.

/s/ Fady Malik	Director	December 20, 2022
Fady Malik, M.D., Ph.D.